UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2017

MIDWEST ENERGY EMISSIONS CORP.

(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

670 D Enterprise Drive, Lewis Center, Ohio	43035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

On June 6, 2017, Midwest Energy Emissions Corp. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). The final results for each of the matters submitted to a vote of stockholders at the 2017 Annual Meeting are as follows:

Proposal 1: The three nominees for election to the Board of Directors were elected to serve as directors of the Company until the next annual meeting of the stockholders and until their successors are elected and qualified or until their earlier removal or resignation, by the votes set forth in the table below:

Nominees	For	Withheld	Broker Non-Votes
Richard MacPherson	34,568,800	1,210,035	11,855,595
Christopher Greenberg	34,577,800	1,201,035	11,855,595
Allan T. Grantham	34,556,225	1,222,610	11,855,595

Proposal 2: The Company’s stockholders approved the ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the 2017 fiscal year, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
47,354,610	61,823	217,997	-

Proposal 3: The Company’s stockholders approved the Company’s 2017 Equity Incentive Plan, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
33,287,162	1,827,412	664,261	11,855,595

Proposal 4: The Company’s stockholders approved, on an advisory non-binding basis, the compensation paid to the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
33,352,362	1,765,384	661,089	11,855,595

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: June 9, 2017	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer

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